EXHIBIT INDEX

99.1 Company Press Release May 2, 2000, titled "Stewart & Stevenson Announces Two New Directors."

News From:                                         Stewart & Stevenson
                                                   Corporate Headquarters
                                                   P.O. Box 1637
                                                   Houston, TX  77251-1637

FOR IMMEDIATE RELEASE:

                 STEWART & STEVENSON ANNOUNCES TWO NEW DIRECTORS

     HOUSTON, TX - May 2, 2000 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor, and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced today that in its meeting of April 28, 2000 Mr. Charles R. Ofner and Mr. Monroe M. Luther were elected to the Board of Directors.

     Mr. Charles R. Ofner serves as Senior Vice President of R&B Falcon Corporation. He previously served as Vice President - Business Development of Reading & Bates Corporation where he began his professional career in 1971. Mr. Ofner graduated from The University of Texas at Austin with a BS in Mechanical Engineering and an MBA.

     Mr. Monroe M. Luther is Chairman of Wind River Capital, a venture capital company. He is also Chairman of both The Prague Post, an English language newspaper in the Czech Republic and Bigger Than That Productions, a U.S. magazine publisher. Mr. Luther is a CPA, graduated from the University of Texas with a BBA and received an MBA from Harvard Graduate School of Business Administration.

Contact:          Mr. David R. Stewart
                  Treasurer
Phone:            (713) 868-7657
Fax:              (713) 863-1519
Email:            d.stewart@ssss.com
                  HTTP://www.ssss.com